                                                               EXHIBIT (a)(1)(O)
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                               IKOS SYSTEMS, INC.
                                       AT
                              $11.00 NET PER SHARE
                                       BY

                              FRESNO CORPORATION,
                          A WHOLLY-OWNED SUBSIDIARY OF

                          MENTOR GRAPHICS CORPORATION

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY,
                 MARCH 26, 2002, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is a Supplement dated March 13, 2002 (the "Supplement") to the Offer to Purchase dated December 7, 2001 (the "Offer to Purchase") and the related revised (yellow) Letter of Transmittal (which together, as each may be amended, supplemented or otherwise modified from time to time constitute the "Offer") in connection with the offer by Mentor Graphics Corporation, an Oregon corporation ("Mentor"), through Fresno Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Mentor, to purchase for cash all of the shares of common stock, par value $0.01 per share (the "Common Stock"), of IKOS Systems, Inc., a Delaware corporation (the "Company"), including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement dated January 22, 1999, as amended (the "Rights Agreement"), between the Company and Bank Boston, N.A. (the Common Stock and the Rights together are referred to herein as the "Shares"). The Company has amended the Rights Agreement to provide that neither Mentor nor any of Mentor's "affiliates" or "associates," including Purchaser, will be deemed an Acquiring Person, that the Distribution Date will not be deemed to occur and that the Rights will not separate from the Shares as a result of the entering into the Merger Agreement, the commencement of the Offer or the consummation of the Merger.

     We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1.  The tender price is $11.00 per Share, net to you in cash.

          2.  The Offer is being made for all of the outstanding Shares.

          3. The Offer is conditioned upon, among other things, there being validly tendered prior to the expiration of the Offer a number of Shares which, together with the Shares beneficially owned by Purchaser and its affiliates, will constitute at least a majority of the outstanding Shares on a fully diluted basis as of the date the Shares are accepted for payment pursuant to the Offer. The Offer is also subject
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     to certain other conditions described in Section 9 of the Supplement. The
     Offer is not conditioned upon Mentor or Purchaser obtaining financing.

          4. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MARCH 26, 2002, UNLESS THE OFFER IS EXTENDED.

          5. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Wilmington Trust Company (the "Depositary") of
(a) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (b) the revised (yellow) or original (blue) Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

                                        2
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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                               IKOS SYSTEMS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 7, 2001 (the "Offer to Purchase"), as amended and supplemented by a Supplement thereto dated March 13, 2002 (the "Supplement") and the related revised (yellow) Letter of Transmittal, in connection with the offer by Mentor through Purchaser to purchase all of the shares of common stock, $0.01 par value per share (the "Common Stock"), of IKOS Systems, Inc. (the "Company"), including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement, dated January 22, 1999, as amended (the "Rights Agreement"), between the Company and Bank Boston, N.A. (the Common Stock and the Rights together are referred to herein as the "Shares").

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

---------------------------------------------   ---------------------------------------------
      Number of Shares to be Tendered:                            SIGN HERE

                                                ---------------------------------------------

--------------------------------------- Shares* ---------------------------------------------
                                                                Signature(s)





Dated                                           ---------------------------------------------
  -----------------------------------------
                                                        Please type or print name(s)




                                                ---------------------------------------------
                                                        Please type or print address




                                                ---------------------------------------------
                                                       Area Code and Telephone Number




                                                ---------------------------------------------
                                                         Taxpayer Identification or
                                                           Social Security Number
---------------------------------------------   ---------------------------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.